EXHIBIT 99.1
                                                                   ------------

THE STOCK EXCHANGE OF HONG KONG LIMITED TAKES NO RESPONSIBILITY FOR THE CONTENTS OF THIS ANNOUNCEMENT, MAKES NO REPRESENTATION AS TO ITS ACCURACY OR COMPLETENESS, AND EXPRESSLY DISCLAIMS ANY LIABILITY WHATSOEVER FOR ANY LOSS HOWSOEVER ARISING FROM OR IN RELIANCE UPON THE WHOLE OR ANY PART OF THE CONTENTS OF THIS ANNOUNCEMENT.

                               [GRAPHIC OMITTED]
               ASIA SATELLITE TELECOMMUNICATIONS HOLDINGS LIMITED

                (INCORPORATED IN BERMUDA WITH LIMITED LIABILITY)
                               (STOCK CODE: 1135)


                  APPOINTMENT OF INDEPENDENT FINANCIAL ADVISER
                 IN RELATION TO THE PROPOSED PRIVATISATION OF
              ASIA SATELLITE TELECOMMUNICATIONS HOLDINGS LIMITED
                             BY MODERNDAY LIMITED*
           (*UNDERGOING A CHANGE OF NAME TO ASIACO ACQUISITION LTD.)

  INDEPENDENT FINANCIAL ADVISER TO THE INDEPENDENT BOARD COMMITTEE OF ASIASAT
                           [GRAPHIC OMITTED - LOGO]
                      CLSA EQUITY CAPITAL MARKETS LIMITED


-------------------------------------------------------------------------------
On 5 February 2007, the Independent Board Committee comprising all three independent non-executive directors of the Company was appointed to make recommendations to the Independent Shareholders and Optionholders in relation to the Proposals and the Possible MGO Offers. On 21 February 2007, the Independent Board Committee appointed CLSA Equity Capital Markets Limited as the independent financial adviser to the Independent Board Committee in connection with the Proposals and the Possible MGO Offers.

ASIASAT SHAREHOLDERS, ADS HOLDERS, OPTIONHOLDERS AND/OR POTENTIAL INVESTORS IN ASIASAT SHOULD BE AWARE THAT THE IMPLEMENTATION OF THE PROPOSALS (INCLUDING THE SCHEME) AND THE IMPLEMENTATION OF THE POSSIBLE MGO OFFERS (IF ANY) ARE SUBJECT TO THE CONDITIONS AS SET OUT ABOVE BEING FULFILLED OR WAIVED, AS APPLICABLE, AND THUS THE PROPOSALS MAY OR MAY NOT BECOME EFFECTIVE AND THE POSSIBLE MGO OFFERS MAY OR MAY NOT BE MADE. SUCH PERSONS ARE ALSO ADVISED THAT THE INDEPENDENT BOARD COMMITTEE HAS YET TO CONSIDER OR EVALUATE THE PROPOSALS AND THE POSSIBLE MGO OFFERS. SUCH PERSONS ARE ALSO ADVISED TO EXERCISE CAUTION WHEN DEALING IN ASIASAT SHARES, ADSS AND/OR OPTIONS.
-------------------------------------------------------------------------------

Reference is made to the joint announcement dated 13 February 2007 and issued by the Offeror and AsiaSat in relation to, among other things, the proposed privatisation of AsiaSat by way of a scheme of arrangement under Section 99 of the Companies Act of Bermuda and the Possible MGO Offers (the "Announcement"). Terms used in the Announcement shall have the same meanings when used in this announcement unless otherwise defined herein.

INDEPENDENT FINANCIAL ADVISER TO THE INDEPENDENT BOARD COMMITTEE

On 5 February 2007, the Independent Board Committee comprising all three independent non-executive directors of the Company, namely Mr. Chen Kwan Yiu Edward, Mr. Sze Tsai To Robert and Mr. James Watkins, was appointed to make recommendations to the Independent Shareholders and Optionholders in relation to the Proposals and the Possible MGO Offers. On 21 February 2007, the Independent Board Committee appointed CLSA Equity Capital Markets Limited, a licensed corporation under the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) for Type 4 (advising on securities) and Type 6 (advising on corporate finance) of the regulated activities, as the independent financial adviser to the Independent Board Committee in connection with the Proposals.

AsiaSat Shareholders, ADS Holders, Optionholders and/or potential investors in AsiaSat should be aware that the implementation of the Proposals (including the Scheme) and the implementation of the Possible MGO Offers (if any) are subject to the conditions as set out above being fulfilled or waived, as applicable, and thus the Proposals may or may not become effective and the Possible MGO Offers may or may not be made. Such persons are also advised that the Independent Board Committee has yet to consider or evaluate the Proposals and the Possible MGO Offers. Such persons are also advised to exercise caution when dealing in AsiaSat Shares, ADSs and/or Options.

                                             By order of the Board

                                        ASIA SATELLITE TELECOMMUNICATIONS
                                                HOLDINGS LIMITED
                                              CHEN KWAN YIU EDWARD
                                        INDEPENDENT NON-EXECUTIVE DIRECTOR

Hong Kong, 21 February 2007

AS AT THE DATE OF THIS ANNOUNCEMENT, THE ASIASAT BOARD COMPRISES PETER JACKSON AND WILLIAM WADE AS EXECUTIVE DIRECTORS, MI ZENG XIN, ROMAIN BAUSCH, CYNTHIA DICKINS, DING YU CHENG, MARK RIGOLLE, JU WEI MIN AND KO FAI WONG AS NON-EXECUTIVE DIRECTORS, AND CHEN KWAN YIU EDWARD, SZE TSAI TO ROBERT AND JAMES WATKINS AS INDEPENDENT NON-EXECUTIVE DIRECTORS.

THE DIRECTORS OF ASIASAT JOINTLY AND SEVERALLY ACCEPT FULL RESPONSIBILITY FOR THE ACCURACY OF THE INFORMATION CONTAINED IN THIS ANNOUNCEMENT AND CONFIRM, HAVING MADE ALL REASONABLE ENQUIRIES, THAT TO THE BEST OF THEIR KNOWLEDGE, OPINIONS EXPRESSED IN THIS ANNOUNCEMENT HAVE BEEN ARRIVED AT AFTER DUE AND CAREFUL CONSIDERATION AND THERE ARE NO FACTS NOT CONTAINED IN THIS ANNOUNCEMENT, THE OMISSION OF WHICH WOULD MAKE ANY STATEMENTS IN THIS ANNOUNCEMENT MISLEADING.